UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Elauwit Connection, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELAUWIT CONNECTION, INC.

1700 Alta Vista Drive, Suite 130

Columbia, South Carolina 29223

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 18, 2026

To the Stockholders of Elauwit Connection, Inc.:

We would like to invite you to attend an annual meeting of stockholders (the “Annual Meeting”) of Elauwit Connection, Inc. (the “Company,” “we,” “us,” or “our”), which will be held on Thursday, June 18, 2026 at 10 a.m. Eastern Time. The Annual Meeting will be conducted as a virtual meeting of stockholders via a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. Our Board of Directors has fixed the close of business on April 20, 2026 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

The Annual Meeting is being held for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three director nominees named in the proxy statement as directors for a three-year term expiring in 2029 and until their successors have been duly elected and qualified;

2.	To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal One and/or Proposal Two (the “Non-Adjournment Proposals”) if there are not sufficient votes at the time of the Annual Meeting to adopt any of the Non-Adjournment Proposals or to establish a quorum.

We will also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

To participate in the Annual Meeting virtually via the Internet, please visit vote.colonialstock.com/ELWT2026. You will not be able to attend the Annual Meeting in person.

Whether or not you expect to attend via live webcast, your vote is important. The Board of Directors respectfully requests that you vote your stock, regardless of the number of shares you own, in the manner described in the proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.

Our Board of Directors recommends a vote FOR each of the director nominees included in Proposal One and a vote FOR all other proposals. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1700 Alta Vista Drive, Suite 130, Columbia, South Carolina 29223.

Columbia, South Carolina	By Order of the Board of Directors:
April 24, 2026

/s/ Daniel McDonough, Jr.
Daniel McDonough, Jr.
Executive Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2026

We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the Internet. Instead of a physical copy, you have received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials.

vote.colonialstock.com/ELWT2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these proxy materials?

The board of directors (the “Board”) of Elauwit Connection, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), is providing these proxy materials to you on the internet, or has delivered printed versions to you by mail if requested, to solicit your vote at the annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, June 18, 2026, at 10 a.m. Eastern Time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders.

We are holding the Annual Meeting virtually by means of a live webcast. There will not be a physical meeting location and you will not be able to attend in person. As a stockholder, you are invited to attend the Annual Meeting online and are entitled and requested to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by the internet, by telephone or by mailing a proxy card or voting instruction form.

We are making these proxy materials available to stockholders on or about April 24, 2026.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

The Board has elected to follow the Securities and Exchange Commission’s (“SEC”) “e-proxy” rules that allow public companies to furnish proxy materials to stockholders over the internet. The “e-proxy” rules allow us to send you a Notice of Internet Availability of Proxy Materials (the “Notice”) while providing online access to the documents instead of sending full, printed copies of the proxy materials. We first released the Notice to stockholders of record on or about April 24, 2026. The Notice provides instructions for: (1) viewing our proxy materials for the Annual Meeting via the Internet; (2) voting your shares; and (3) requesting a printed copy of the proxy materials, free of charge.

What am I voting on?

The Board is soliciting your proxy in connection with the Annual Meeting to be held on Thursday, June 18, 2026, at 10 a.m. Eastern Time, and any adjournment or postponement thereof. You are voting on the following proposals:

●	Proposal One: To elect three director nominees named in the proxy statement as directors for a three-year term expiring in 2029 and until their successors have been duly elected and qualified;

●	Proposal Two: To ratify the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“fiscal 2026”); and

●	Proposal Three: To approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal One and/or Proposal Two (the “Non-Adjournment Proposals”) if there are not sufficient votes at the time of the Annual Meeting to adopt any of the Non-Adjournment Proposals or to establish a quorum (the “Adjournment”).

As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the proxy holders will vote on such matter in their discretion.

How does the Board recommend I vote?

Our Board recommends that the stockholders vote their shares:

●	FOR the election of each of the three director nominees named in the proxy statement as directors for a three-year term expiring in 2029 and until their successors have been duly elected and qualified;

●	FOR the ratification of the appointment of Withum as our independent registered public accounting firm for fiscal 2026; and

●	FOR the Adjournment.

Will there be any other items of business addressed at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the proxy holders will vote on such matter in their discretion.

Who can vote at the Annual Meeting?

Only stockholders of record or beneficial owners as of the close of business on April 20, 2026, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 6,619,796 shares of our common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name. If on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Colonial Stock Transfer Company, Inc., then you are a stockholder of record.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank. If on the Record Date, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account or you may work with your broker to arrange to vote your shares directly at the Annual Meeting. You are also invited to participate in the Annual Meeting. Your broker, bank or nominee (“broker”) has provided voting instructions for you to use to direct the broker on how to vote your shares.

How do I vote?

Stockholder of Record. If you are a stockholder of record, there are four ways to vote:

●	By internet at vote.colonialstock.com/ELWT2026. We encourage you to vote this way. The deadline to vote by internet is 7:00 p.m. Eastern Time on June 17, 2026.

●	By telephone: call toll-free at 877-285-8605. The deadline to vote by telephone is 7:00 p.m. Eastern Time on June 17, 2026.

●	By completing and mailing your proxy card. Votes by mail must be received by June 17, 2026.

●	At the Annual Meeting: instructions on how to vote during the Annual Meeting webcast are posted at vote.colonialstock.com/ELWT2026. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted. For instructions on how to change your vote, see the “Can I change my vote or revoke my proxy?” section below.

Beneficial Owner. If you hold your shares in “street name” as a beneficial owner of shares registered in the name of your broker, you must vote your shares in the manner prescribed by your broker. Your broker has otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting. We encourage you to vote by internet or telephone if offered by your broker.

Instead of directing your broker how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the meeting if you obtain a legal proxy that gives you the right to vote the shares electronically via the internet at the Annual Meeting. Instructions on how to vote during the Annual Meeting webcast are posted at vote.colonialstock.com/ELWT2026. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of common stock you owned as of the Record Date.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the shares entitled to vote at the Annual Meeting are “present” at the Annual Meeting.

If you are a stockholder of record, your shares will be counted as “present” at the Annual Meeting if:

●	you attend and vote at the Annual Meeting;

●	you have voted in advance by internet or telephone; or

●	you have properly submitted a proxy card.

If your shares are held in street name, your shares will be counted as “present” at the Annual Meeting if your broker has voted on a discretionary item or your broker has otherwise voted based on your instructions.

Abstentions will be counted towards the quorum requirement. If there is no quorum, then the chair of the Annual Meeting or a majority of the shares present at the meeting and entitled to vote may adjourn the meeting to another date until a quorum is present.

How many votes are needed to approve each proposal?

The table below shows the vote required to approve the proposals described in this proxy statement, assuming the presence of a quorum at the Annual Meeting.

Proposal	Voting Options	Vote Required	Effect of Abstentions and Withheld Votes	Effect of Broker Non- Votes
One: To elect three director nominees for a three-year term	FOR or WITHHOLD	Plurality of votes cast on the proposal, which means the three director nominees who receive the highest number of votes “FOR” their election will be elected	None	None
Two: To ratify the appointment of Withum as our independent registered public accounting firm for fiscal 2026	FOR, AGAINST or ABSTAIN	Majority of votes cast on the matter	None	Not applicable
Three: To approve the Adjournment	FOR, AGAINST or ABSTAIN	Majority of votes cast on the matter	None	None

What happens if I do not give specific voting instructions?

Stockholder of Record. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you submit a proxy but no instructions are given, the shares represented by the proxy will be voted on your behalf in accordance with the recommendations of our Board as follows:

●	FOR the election of each of the three director nominees named in the proxy statement as directors for a three-year term expiring in 2029 and until their successors have been duly elected and qualified;

●	FOR the ratification of the appointment of Withum as our independent registered public accounting firm for fiscal 2026; and

●	FOR the approval of the Adjournment.

In the event other business properly comes before the Annual Meeting or at any adjournment or postponement of the meeting, the individuals named in the proxy will vote the shares represented by the proxy in their discretion.

Beneficial Owner. For a beneficial owner of shares held in street name, if a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your shares with respect to the proposal and the shares will be treated as broker non-votes. The determination of whether a proposal is “routine” or “non-routine” will be made by the New York Stock Exchange (“NYSE”) based on NYSE rules that regulate member brokerage firms. When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present but may not otherwise be counted. We therefore encourage you to provide voting instructions on each proposal to the organization that holds your shares.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote by revoking your proxy at any time before it is voted at the Annual Meeting in any one of following ways:

●	enter a timely new vote by internet or telephone;

●	submit another properly completed, later-dated proxy card;

●	send a written notice that you are revoking your proxy to: Elauwit Connection, Inc., 1700 Alta Vista Drive, Suite 130, Columbia, South Carolina 29223, Attention: Secretary, which must be received no later than June 17, 2026; or

●	attend the Annual Meeting webcast and vote during the meeting. Attending the Annual Meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked.

If you hold your shares in street name, contact your broker or other organization regarding how to revoke your instructions and change your vote. Only your last-submitted, timely vote will count at the Annual Meeting.

Who counts the votes?

We have appointed Colonial Stock Transfer Company, Inc., as inspector of election and they will tabulate votes at the Annual Meeting.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

How can I attend the Annual Meeting?

We will be hosting the Annual Meeting only by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. You will not be able to attend the Annual Meeting in person.

How can I submit a question at the Annual Meeting?

You may submit questions in advance of the Annual Meeting by sending an e-mail to annualmeeting@colonialstock.com that includes your name, account number and 12-digit control number, but you will not be able to ask questions during the Annual Meeting. We request that questions sent in advance be submitted by June 16, 2026 at 7:00 p.m. Eastern Time. We expect to respond to questions during the Annual Meeting that are pertinent to the proposals at the Annual Meeting. We may group together questions that are substantially similar to avoid repetition. Shortly after the Annual Meeting, we may post questions and answers under the Investors section of our website at investors.elauwit.com. Information available on our website is not a part of, and is not incorporated into, this proxy statement.

What if I experience technical difficulties when accessing the Annual Meeting?

If you have indicated that you plan to attend the Annual Meeting, you will receive a meeting access email on the day of the Annual Meeting. Information regarding technical support, including a technical support phone number with be provided in the meeting access email.

Can I obtain a stockholder list?

A stockholder list will be available for examination by our stockholders at our principal executive offices at 1700 Alta Vista Drive, Suite 130, Columbia, South Carolina, 29223 during ordinary business hours throughout the ten-day period prior to the Annual Meeting for any purpose germane to the Annual Meeting.

What is “householding” and how does it impact me?

We have adopted a process called “householding” for mailing proxy materials in order to reduce printing and mailing expenses. The SEC’s householding rules allow us to deliver a single set of proxy materials to stockholders of record who share the same address. If you share an address with another stockholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate set at no cost to you by writing to Elauwit Connection, Inc., 1700 Alta Vista Drive, Suite 130, Columbia, South Carolina 29223, Attention: Secretary, or by calling (704) 558-3099. Alternatively, if you are currently receiving multiple sets of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, the broker may deliver only one set of proxy materials to stockholders who have the same address unless the broker has received contrary instructions from one or more of the stockholders. If you wish to receive a separate set of proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate set. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single set in the future should contact their broker to request that only a single set be delivered to all stockholders at the shared address in the future.

What does it mean if I receive more than one voting instruction card?

If you receive more than one voting instruction card, your shares are registered in more than one name or are registered in different accounts. Please vote using each voting instruction card to ensure that all of your shares are voted.

Where can I view the proxy materials on the internet?

Our proxy materials, including the Notice, this proxy statement, and our Annual Report are available, free of charge, at vote.colonialstock.com/ELWT2026.

Upon written request by any stockholder, we will furnish a copy of our Annual Report free of charge, except that copies of any exhibit to that report will be furnished once the requesting stockholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to principal executive offices at 1700 Alta Vista Drive, Suite 130, Columbia, South Carolina 29223. Stockholders may also view our Annual Report in the Investors section of our website, at investors.elauwit.com.

How can I receive a printed copy of the proxy materials?

Stockholder of Record. You may request a printed copy of the proxy materials by any of the following methods:

●	Telephone: call toll-free at 877-285-8605;

●	Internet at vote.colonialstock.com/ELWT2026; or

●	E-mail at annualmeeting@colonialstock.com. If requesting materials by e-mail, please include your name, account number and 12-digit control number.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.

Who is paying for this proxy solicitation?

Our Board is soliciting proxies for use at the Annual Meeting, and we will bear the cost of the proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, email or other means of communication. We will not compensate these persons for soliciting proxies on our behalf. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board consists of the number of directors fixed by the Board from time to time. The number of directors is currently ten. Daniel McDonough, Jr., our Executive Chairman, Barry Rubens, our Chief Executive Officer and Taylor Jones, our President and Chief Technology Officer, are executive officers as well as directors.

Our amended and restated certificate of incorporation (“certificate of incorporation”) provides for a classified Board consisting of three classes of directors, with each class serving a staggered three-year term. As a result, stockholders elect only a portion of our Board each year. The terms of three of our directors, David O’Brien, Leslie Goodman and Barry Rubens, will expire at the Annual Meeting.

Our nominating and governance committee has evaluated each of the following candidates and, based on the recommendation of our nominating and governance committee, our Board has nominated the following candidates to stand for re-election to our Board. Each of the following nominees is currently a director and each has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, your proxy will be voted for any nominee designated by our Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on your behalf for the election of directors. Therefore, it is important that you vote.

The name of and certain information regarding each nominee as of the Record Date is set forth below. This information is based on data furnished to us by the nominees. There are no family relationships between any director, executive officer or person nominated to become a director or executive officer. If elected, all of the nominees for director will serve for a three-year term expiring in 2029 and until their successors have been duly elected and qualified or until their earlier death, disqualification, resignation, retirement or removal.

Director Nominees	Age	Position(s) with Elauwit	Term Expires	Director Since
Leslie Goodman	82	Director	2026	November 2023
David O’Brien	47	Director	2026	January 2023
Barry Rubens	66	Chief Executive Officer	2026	December 2019

Directors Whose Terms do not Expire at the Annual Meeting	Age	Position(s) with Elauwit	Term Expires	Director Since
Scott Barton	60	Director	2027	August 2022
Elbert Gene Basolis, Jr.	64	Director	2028	January 2023
Frederick Berk	67	Director	2028	November 2024
Taylor Jones	48	President and Chief Technology Officer	2027	December 2019
Glenn Josephs	71	Director	2027	January 2023
Daniel McDonough, Jr.	50	Executive Chairman	2028	December 2019
Roger Shannon	61	Director	2027	November 2024

Director Nominees

Leslie Goodman. Mr. Goodman has served as a director since November 2023. Mr. Goodman currently serves as chairman of the board of directors at First Bank (Nasdaq:FRBA). Mr. Goodman has been a principal of The Eagle Group, Inc., a commercial real estate development and management company, since 1996. Mr. Goodman is a graduate of Rutgers University with a BA in psychology in 1965, a MBA in finance in 1970 and a JD in 1980. He served as a member of the Rutgers Board of Governors from 2003 to 2009; member of the Board of Trustees from 1996 to 2023; chair from 2002 to 2003 and vice chair from 2001 to 2002; member of the Board of Overseers from 2000 to 2023. From 1966 to present, Mr. Goodman has been actively involved in the commercial banking industry in various capacities as chairman, president, chief executive officer, and a director of a number of commercial banks. Mr. Goodman was a director of Wawa, a billion dollar convenience store from 1990 to 2022, and served as chairman of the audit committee for 20 years. Mr. Goodman was chosen to be a director because of his extensive experience in the commercial banking industry, which we believe will be important as we implement our growth strategy.

David O’Brien. Mr. O’Brien has served as a director since January 2023. The majority of Mr. O’Brien’s experience comes in the construction and real estate industry. Mr. O’Brien founded Brightline Construction, Inc, a heavy highway and structural concrete company in the Philadelphia Metro area, in December 2004 and has served as its President for over 20 years. Later, Mr. O’Brien founded CarCon LLC, a real-estate development company, and most recently launched Cara Capital LLC, a real estate venture capital investment company that focuses on the multifamily and construction sectors and the technology that supports them. Mr. O’Brien was chosen to serve as a director because of his extensive experience in the construction and real estate industries, which we believe will be important as we expand our relationships with property owners.

Barry Rubens. Mr. Rubens has served as our Chief Executive Officer and as a director since our inception in December 2019. From August 2018 to December 2019, Mr. Rubens served as Senior Vice President - Development at Boingo Wireless, Inc. (“Boingo”). Mr. Rubens joined the board of directors of Elauwit Networks, LLC (“Elauwit 1.0”) in 2009 and served as its Chief Executive Officer from 2012 until its acquisition by Boingo in August 2018. Prior to that service, Mr. Rubens founded Davidson Telecom, LLC, to provide telecommunications services for large shopping mall developers. From 1993 to 2002, Mr. Rubens worked at CT Communications, Inc., where he served in various roles including Senior Vice President and Chief Financial Officer and was responsible for leading the company’s public offering and listing on The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Rubens was chosen to serve as a director because of his extensive knowledge and leadership with our Company and Elauwit 1.0.

Directors Whose Terms do not Expire at the Annual Meeting

Scott Barton. Mr. Barton has served as a director since August 2022. From September 2021 to September 2025, Mr. Barton served as Chief Investment Officer of Campus Advantage, Inc. Mr. Barton has more than 20 years of experience in commercial real estate with a specific focus in the student housing, hotel, land and retail sectors. Prior to joining Campus Advantage, Mr. Barton served as Senior Vice President - Investments at Fayth Hospitality Group LLC from July 2020 to August 2021 and Managing Director, Investments at Greystar Real Estate Partner from September 2018 to September 2019. From February 2012 to September 2018, Mr. Barton served as Senior Vice President at Education Realty Trust, where he was responsible for all acquisitions, dispositions, and off-campus development activities for a $4.6 billion publicly traded student housing real estate investment trust. Prior to his service at Education Realty Trust, Mr. Barton served as Senior Vice President - Retail Brokerage at Coldwell Banker Richard Ellis from December 2002 to January 2012 and Vice President - Development and Leasing at Retail Realty Group from September 1999 to December 2002. Mr. Barton was chosen to serve as a director because of his extensive experience in the real estate industry, which we believe will be important as we expand our relationships with property owners.

Elbert Gene Basolis, Jr. Mr. Basolis has served as a director since January 2023. Mr. Basolis is the Director of Strategic Growth Initiative for the Colt Group. Mr. Basolis previously served as President of Garrison Enterprise, Inc. from January 2005 to December 2025, where he was focused on building Garrison Enterprise, Inc. to be recognized as the premier underground utility contractor on the Eastern seaboard. From 2008 to 2022, Mr. Basolis served as a director at First Bank (Nasdaq:FRBA) and as the chair of the IT committee and a member of the loan committee, the strategic planning committee, compensation and personnel committee, the nominating and governance committee. Mr. Basolis was chosen as a director because of his extensive experience as a utility contractor, which we believe will be important as we expand our relationships with property owners.

Frederick Berk. Mr. Berk has served as a director since November 2024. Prior to this service, Mr. Berk served as Co-Managing Partner at Friedman LLP, a member of the firm’s executive committee and chairman of the firm’s real estate group from January 2015 until the firm’s merger with Marcum LLP in September 2022. From September 2022 to September 2024, Mr. Berk served as a Partner and member of the executive committee of Marcum LLP. Prior to this service, Mr. Berk served as a Partner at Friedman LLP from 1989 to 2015. From 1982 to 1989, Mr. Berk served in a variety of roles at Friedman LLP. Mr. Berk previously served as a member of the executive committee at DFK (an affiliation of accounting firms located throughout the USA) until 2025. Mr. Berk was chosen to serve as a director because of his extensive experience in the financial reporting and accounting industry, as well as being a Certified Public Accountant.

Taylor Jones. Mr. Jones has served as President, Chief Technology Officer and a director since our inception in December 2019. Previously Mr. Jones was Vice President, Technology Solutions for Boingo from 2018 to 2019 and Chief Technology Officer of Elauwit 1.0 from 2008 until its acquisition by Boingo in August 2018. Prior to joining Elauwit 1.0, Mr. Jones served as Chief Technology Officer of a Southeastern “fiber-to-the-home” service provider from 2005 to 2008 and a Carolinas-based internet service provider from 2001 to 2005. Prior to this service, Mr. Jones served as a consultant for PricewaterhouseCoopers LLP, practicing in the areas of utilities and telecommunications, from 2000 to 2001. Mr. Jones was chosen to serve as a director because of his extensive knowledge of our Company and the telecommunications industry.

Glenn Josephs. Mr. Josephs has served as a director since January 2023. Mr. Josephs is a Certified Public Accountant and retired from the accounting firm Friedman LLP in 2022. Mr. Josephs has over 45 years of experience providing accounting and consulting services. Mr. Josephs works closely with many commercial and residential real estate developers, owners, investors, syndicators, and management companies, including those involved in affordable housing. He also has experience with nonprofit organizations, health care and medical practices. Mr. Josephs currently serves on the board of directors of First Bank, a publicly traded institution (Nasdaq:FRBA). He has served on the board since 2008 and qualifies as the bank’s “audit committee financial expert” under the relevant criteria established under SEC regulation. Mr. Josephs currently serves as the chair of the audit committee and loan committee. From 2020 to 2025, Mr. Josephs served on the compensation and personnel committee and the nominating and governance committee. Mr. Josephs was a Partner at Friedman LLP from 1996 to 2022, after serving as a Partner at Bagell, Josephs, Levine & Co LLC. Mr. Josephs was chosen to be a director because of his extensive experience providing accounting and consulting services to companies.

Daniel McDonough, Jr. Mr. McDonough has served as Executive Chairman since our inception in December 2019. Mr. McDonough founded the original Elauwit, LLC in 2002, and Elauwit 1.0, in 2008. He served as Elauwit 1.0’s Chief Executive Officer until 2012 when he became Executive Chairman. In 2018, Elauwit 1.0 sold the majority of its assets to Boingo and Mr. McDonough served as a strategic advisor to Boingo’s Chairman and Chief Executive Officer for one year. Prior to starting Elauwit, LLC in 2002, Mr. McDonough held news executive positions at Dow Jones & Company, Inc. and Gannett Co., Inc. He also served as a New York special correspondent and the Washington-based Bureau of National Affairs. Mr. McDonough was chosen to serve as a director because of his extensive knowledge and leadership experience with our Company, Elauwit 1.0, and Elauwit, LLC.

Roger Shannon. Mr. Shannon has served as a director since November 2024. Mr. Shannon has served as Chief Financial Officer of Tower Engineering Professionals, Inc. since March 2026. Prior to this, Mr. Shannon served as Chief Financial Officer of Lakeland Industries Inc., from February 2023 to December 2025. Prior to this service, Mr. Shannon served as Chief Financial Officer and Treasurer at Charah Solutions, Inc., from June 2019 to November 2022. From November 2015 to June 2019, Mr. Shannon served as Senior Vice President of Finance and Chief Financial Officer at Adtran, Inc. He also served as Chief Financial Officer and Treasurer at Steel Technologies, LLC from July 2006 to November 2015. Prior to this, Mr. Shannon served as the Assistant Treasurer and Director of Treasury at Brown-Forman Corporation from December 1997 to July 2006. From June 1994 to November 1997, Mr. Shannon served as Senior Investment Analysis, Assistant Treasurer of Batmark, Inc. at Brown & Williamson Tobacco Corporation. From July 1992 to June 1994, Mr. Shannon served as an Accounting Analyst at Lexmark International, Inc. Prior to this, Mr. Shannon served as an MBA Graduate Assistant, Finance Department at the University of Georgia from July 1991 to June 1992, a Staff Auditor at Vulcan Materials Company from July 1990 to June 1991 and a Supervising Senior Accountant at KPMG Peat Marwick from January 1988 to July 1990. Mr. Shannon was chosen to be a director because of his significant experience serving as a chief financial officer and his knowledge of the financial reporting and accounting industry.

Vote Required

Stockholders can vote FOR each of the nominees or may WITHHOLD their vote from one or more of the nominees.

The director nominees receiving a plurality of the votes cast for “FOR” their election at the meeting will be elected as directors.

Recommendation of the Board

The Board recommends a vote FOR the election of each of the director nominees listed above.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our current Board consists of Daniel McDonough, Jr., Scott Barton, Elbert Gene Basolis, Jr., Frederick Berk, Leslie Goodman, Taylor Jones, Glenn Josephs, David O’Brien, Barry Rubens and Roger Shannon. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that Messrs. Barton, Basolis, Berk, Goodman, O’Brien and Shannon are considered independent under the Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section titled “Certain Relationships and Related Transactions.” As required under applicable Nasdaq rules, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding Meetings of the Board and Committees

During 2025, our Board held three meetings. All of our directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which they served during 2025. We do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders.

Committees

Our Board has established three standing committees: the audit committee; the compensation committee; and the nominating and governance committee. Each of these committees consist solely of independent directors. We have adopted written charters for each of these committees, which are available on our website, investors.elauwit.com. Our Board may establish other committees as it deems necessary or appropriate from time to time.  The following table provides membership information for our committees as of the Record Date and the number of meetings held by each committee in 2025:

Committee	Audit	Compensation	Nominating & Governance
Number of meetings held:	1	2	0
Scott Barton
Elbert Basolis, Jr.
Frederick Berk
Leslie Goodman
David O’Brien
Roger Shannon
	= Chair	= Member	= Audit Committee Financial Expert

Audit Committee

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	discussing with our independent registered public accounting firm the independence of its members from its management;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
●	coordinating the oversight by our Board of our code of ethics and our disclosure controls and procedures;
●	maintaining procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and
●	reviewing and approving related-person transactions.

Frederick Berk, Leslie Goodman and Roger Shannon serve on the audit committee and meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and Nasdaq rules. Mr. Berk serves as Chair of the audit committee. Our Board has determined that each of Messrs. Berk, Goodman and Shannon qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The compensation committee is responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;
●	reviewing and approving the compensation of our directors and executive officers;
●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
●	appointing and overseeing any compensation consultants or advisors.

Elbert Basolis, Jr., Frederick Berk and David O’Brien serve on the compensation committee and meet the definition of “independent director” for purposes of serving on a compensation committee under Nasdaq rules. Mr. Basolis serves as Chair of the compensation committee.

Nominating and Governance Committee

The nominating and governance committee is responsible for assisting the Board in identifying qualified individuals to become directors, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. Leslie Goodman, Scott Barton and Roger Shannon serve on the nominating and governance committee and Mr. Goodman serves as Chair of the nominating and governance committee.

Board Leadership Structure

Our Board and management believe that the choice of whether the Chair of our Board should be an executive of the Company, or a non-executive or independent director, depends upon a number of factors, taking into account the candidates for the position and the best interests of the Company and its stockholders. Mr. McDonough currently serves as our Executive Chairman. In this role, Mr. McDonough is able to focus his attention on long-term strategic initiatives and engagement with the Board. Our Chief Executive Officer, Mr. Rubens is then able to focus on strategy development and implementation of strategic initiatives. Mr. McDonough’s operating and leadership experience as the founder of Elauwit 1.0 and as an officer and director of our company since its inception make him a compelling choice for Executive Chairman.

Mr. Basolis serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and serves as a liaison between the independent directors and our chairman and management team.

Nominating Process

The nominating and governance committee is responsible for identifying, screening and recommending candidates for membership on the Board. The committee’s goal is to nominate candidates from a broad range of expertise, experience and background who can contribute to the Board’s overall effectiveness in meeting its responsibilities. In assessing potential new directors, the committee considers individuals from various disciplines and backgrounds, along with any other factors the committee deems appropriate. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board are considered based upon various criteria, such as their experience in corporate management, experience in our industry, independence from us, practical and mature business judgment, ability to devote the time required to actively participate, and fit within the then-current composition of the Board.

The nominating and governance committee will consider recommendations from stockholders of potential candidates for the Board and will evaluate candidates recommended by stockholders in the same manner as it evaluates candidates recommended by Board members, officers or search firms. A stockholder wishing to recommend a potential candidate must submit the recommendation as detailed in “Stockholder Proposals” below.

Risk Oversight

Our Board oversees a company-wide approach to risk management. Our Board will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our Board has ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interest and cybersecurity risks. Our Board is responsible for overseeing the management of risks associated with the independence of our board of directors.

Executive Officers

Rick Alder. Mr. Alder, age 68, has served as our Chief Operations Officer since March 2025. Prior to this service, Mr. Alder served as President of New Business Markets at Hosted America from 2021 to 2025 and as President and Chief Operating Officer at Hosted America from 2016 to 2021. Mr. Alder served as Vice President – Client Relations at Elauwit 1.0 from 2015 to 2016. Prior to this service, Mr. Alder served as President and Chief Operating Officer at RMK Corporation from 2013 to 2015. From 2006 to 2009, Mr. Alder served as Executive Vice President, Operations and Marketing at Capital Broadband, LLC and from 2009 to 2012, he served as President, Primecast (Broadstar, LLC), a subsidiary of Capital Broadband, LLC. From 2002 to 2006, Mr. Alder served in various roles at Madison River Communications.

James Di Bartolo. Mr. Di Bartolo, age 38, has served as our Chief Financial Officer since April 2026. Prior to joining the Company, Mr. Di Bartolo served as Vice President, Structured Investing Group at Goldman Sachs & Co. from October 2024 to March 2026. From June 2021 to October 2024, Mr. Di Bartolo served as Vice President, Strategic Transactions Group at Barclays PLC. Mr. Di Bartolo also served as an Associate, Investment Banking – Financial Institutions Group at Lazard Frères & Co. from March 2018 to September 2019, and from March 2016 to March 2018, he served as an Investment Associated, Structured Finance at Varadero Capital, L.P. Mr. Di Bartolo served as an Associate, Investment Banking – Natural Resources Group at Goldman Sachs & Co. from July 2015 to March 2016 and an Analyst, Investment Management – FICC Solutions Group from July 2010 to July 2013.

Taylor Jones. Mr. Jones’s biography appears above under “Proposal One.”

Daniel McDonough, Jr. Mr. McDonough’s biography appears above under “Proposal One.”

Barry Rubens. Mr. Rubens’s biography appears above under “Proposal One.”

Sebastian Shahvandi. Mr. Shahvandi, age 47, has served as our Chief Growth Officer since November 2025. Prior to joining the Company, Mr. Shahvandi served as Chief Executive Officer at 7SIGNAL, Inc., a cloud-based wireless network monitoring platform, from 2023 to 2024. From 2021 to 2022, Mr. Shahvandi served as Senior Vice President – Growth at IDeaS Inc. Prior to this service, Mr. Shahvandi served as Chief Revenue Officer at Hypori, Inc. from 2018 to 2021 and as Vice President and General Manager – Enterprise Solutions Division at IMPRES Technology Solutions, Inc. from 2015-2017. Before this, Mr. Shahvandi worked at Dell Technologies Inc., where he served as General Manager, Microsoft OEM Business from 2011 to 2013 and General Manager, Enterprise and Federal Software Business from 2013 to 2015. In 2000, Mr. Shahvandi founded HNM Technologies and served as its Chief Executive Officer until 2009.

Code of Business Conduct and Ethics

In accordance with Nasdaq’s listing requirements and SEC rules, our Board adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. A copy of this code is available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. Information contained on our website is not incorporated by reference into this report, and you should not consider information contained on our website to be part of this report or in deciding to purchase shares of our common stock.

Insider Trading Policy

We have an insider trading policy designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. The policy applies to all employees, officers and directors. Key Employees (our directors, certain executive officers and certain employees who our compliance committee may designate from time to time), may only buy and sell our stock within an open “window period,” which begins 48 hours after the release of our quarterly or annual financial results and ends 15 days before the end of the next fiscal quarter. Key Employees are prohibited from purchasing or selling our stock if they are in possession of material non-public information, even if it is within the open “window period.”

Director and Officer Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and amended and restated bylaws (“bylaws”). These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid for the year ended December 31, 2025 (“fiscal 2025”) and December 31, 2024 to each of the executive officers named below, who are collectively referred to as “named executive officers” elsewhere in this proxy statement:

Name and Principal Position	Year	Salary ($)	Total ($)
Dan McDonough, Jr.	2025	180,000	180,000
Executive Chairman	2024	180,000	180,000
Barry Rubens	2025	180,000	180,000
Chief Executive Officer	2024	180,000	180,000
Taylor Jones	2025	180,000	180,000
President and Chief Technology Officer	2024	180,000	180,000

Employment Agreements

Consulting Agreement – Baron Hunter Group, LLC

We are a party to a consulting agreement (the “Consulting Agreement”) with Baron Hunter Group, LLC (“Baron”), pursuant to which we retained Baron to provide services to us through Mr. McDonough. Pursuant to the Consulting Agreement, Mr. McDonough serves as our Executive Chairman and provides certain other services. The term of the Consulting Agreement expires on November 2, 2027. From January 1, 2025 through December 31, 2025, Baron was compensated at a rate of $180,000 per annum for the services provided under the Consulting Agreement. Beginning January 1, 2026, Baron is compensated at a rate of $240,000 per annum for the services provided under the Consulting Agreement. If, during the term, we prepay all amounts to be paid to Baron for the services provided under the Consulting Agreement, we can terminate the Consulting Agreement upon written notice to Baron.

Executive Employment Agreement – Barry Rubens

We are a party to an executive employment agreement with Mr. Rubens (the “Rubens Agreement”). Pursuant to the Rubens Agreement, Mr. Rubens serves as Chief Executive Officer. The term of the Rubens Agreement expires on November 2, 2027 (the “Term”). From January 1, 2025 to December 31, 2025, Mr. Rubens received an annual base salary of $180,000 and is eligible to receive an annual cash bonus (the “Annual Performance Bonus”) based on performance and achievement of goals and objectives as defined by the compensation committee after consultation with management. Beginning January 1, 2026, Mr. Rubens is entitled to an annual base salary of $240,000 and is eligible to receive an Annual Performance Bonus based on performance and achievement of goals and objectives as defined by the compensation committee. The amount of the Annual Performance Bonus, if any, shall be determined by the compensation committee in its sole discretion. In addition, during the Term, Mr. Rubens is entitled to participate in our benefit plans and programs and is eligible to participate in any stock incentive plan.

Executive Employment Agreement – Taylor Jones

We are a party to an executive employment agreement with Mr. Jones (the “Jones Agreement”). Pursuant to the Jones Agreement, Mr. Jones serves as President and Chief Technology Officer. The term of the Jones Agreement expires on November 2, 2028. From January 1, 2025 to December 31, 2025, Mr. Jones received an annual base salary of $180,000 and is eligible to receive an Annual Performance Bonus based on performance and achievement of goals and objectives as defined by the compensation committee after consultation with management. Beginning January 1, 2026, Mr. Jones is entitled to an annual base salary of $240,000 and is eligible to receive an Annual Performance Bonus based on performance and achievement of goals and objectives as defined by the compensation committee. The amount of the Annual Performance Bonus, if any, shall be determined by the compensation committee in its sole discretion. In addition, during the term of the Jones Agreement, Mr. Jones is entitled to participate in our benefit plans and programs and is eligible to participate in any stock incentive plan.

Potential Payments Upon Termination or Change in Control

Under the Rubens Agreement and the Jones Agreement, if the executive is terminated for cause, resigns without good reason, or his employment ends due to his death or permanent disability, he is entitled to any earned but unpaid base salary plus accrued benefits earned through the date of termination. Under the Rubens Agreement, in the event of Mr. Rubens’ termination for a reason other than for cause or if Mr. Rubens terminates voluntarily under one or more of the specified circumstances that constitute a good reason, he is entitled to severance payments in the amount of his base salary for a period from the effective date of termination until the end of the Term. Under the Jones Agreement, in the event of Mr. Jones’ termination for a reason other than for cause or if Mr. Jones terminates voluntarily under one or more of the specified circumstances that constitute a good reason, he is entitled to severance payments in the amount of his base salary for a period of one year after the effective date of termination. The severance payments are expressly conditioned upon the executive delivering to us, and not revoking within the twenty-one days following the date of termination, a general release of all claims in a form to be provided by and acceptable to us.

Messrs. Rubens and Jones are subject to non-competition and non-solicitation provisions under their employment agreements for one year following the executive’s termination of employment.

Outstanding Equity Incentive Awards At Fiscal Year-End

There were no stock awards held by our named executive officers as of December 31, 2025.

Stock Incentive Plan

Under our 2025 Stock Incentive Plan (the “Plan”), we may issue up to 700,000 shares of common stock to employees, non-employee directors, and any other individuals who perform services for us. Under the Plan, we may issue awards including options, restricted stock awards, restricted stock units, and other stock-based awards as the Board or compensation committee may determine.

Equity Compensation Plan Information

The following table shows the number of securities that may be issued pursuant to our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	700,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	700,000

Policies and Practices Related to the Grant of Certain Equity Awards

We have a policy governing the granting of stock options, stock appreciation rights, and similar instruments with option-like features (“stock options”) in relation to the disclosure of material non-public information. The compensation committee intends to grant stock options, if any, according to a predetermined schedule, or, if outside of the typical annual award schedule, during an open trading window under the Company’s insider trading policy, to the extent possible, to minimize the risk of grant decisions being made while any consultant, employee or director of the Company or any of their affiliates is in possession of material non-public information. The compensation committee does not take material non-public information into account when determining the timing and terms of a stock option award. Similarly, we do not time the release of material non-public information based on stock option award grant dates.

No Recovery of Erroneously Awarded Compensation

Subsequent to the end of fiscal 2025, on February 25, 2026, our audit committee, after discussion with management, determined that the previously issued interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on December 10, 2025, should no longer be relied upon and should be restated. We subsequently filed restated financial statements for that period on Form 10-Q/A. The required restatement did not involve any intentional misconduct with respect to the Company, its management or employees. Furthermore, we have not issued incentive-based compensation that is subject to recovery under our Policy for the Recovery of Erroneously Awarded Compensation. Accordingly, recovery of erroneously awarded compensation was not required during the most recently completed fiscal year.

Director Compensation

During fiscal 2025, none of our directors received any compensation solely for their service as director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following sets forth a summary of transactions since January 1, 2024, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $100 thousand (1% of the average of our total assets of the Company for the two most recently completed fiscal years) and in which any related person had or will have a direct or indirect material interest.

Since inception, we have relied on debt financing from our current and former officers and directors for some of our working capital.

Endurance Financial Transactions

We have a financing arrangement with Endurance Financial LLC (“Endurance Financial”), an entity of which Messrs. McDonough, Di Bartolo and Josephs are one-third members. Endurance Financial is the manager of Endurance Opportunities I LLC (“Endurance Opportunities”).

On April 1, 2024, we entered into the Fixed Rate Loan Agreement with Endurance Opportunities, pursuant to which Endurance Opportunities loaned us $1,000,000. The Fixed Rate Loan Agreement accrued interest at a rate of 18% per annum and had a scheduled repayment date of May 1, 2029.

On November 12, 2024, we issued a promissory note in favor of Endurance Opportunities in the amount of $250,000 (the “November Note”). The November Note accrued interest at a rate of 16.5% per annum and had a term of 18 months. On March 1, 2025, we issued a promissory note in favor of Endurance Financial in the amount of $500,000 (the “March 1 Note”). The March 1 Note had a term of 18 months. On March 25, 2025, we issued a promissory note in favor of Endurance Financial in the amount of $500,000 (the “March 25 Note,” and together with the March 1 Note, the “Endurance Notes”). The March 25 Note had an initial term of 90 days. On July 7, 2025, we entered into a loan modification agreement with Endurance Financial, pursuant to which the term of the March 25 Note was extended by an additional 90 days to September 25, 2025. On September 24, 2025, we entered into an amended and restated note and loan extension and modification agreement (the “Extension Agreement”) with Endurance Financial, pursuant to which the term of the March 25 Note was further extended until October 31, 2025. Both modifications were deemed not substantive and were accounted for as debt modifications. The Endurance Notes accrued interest at a rate of 16.5% and our repayment of the Endurance Notes was secured by our accounts receivable. On November 7, 2025, we paid off the outstanding principal and interest of the Fixed Rate Loan Agreement, the November Note and the Endurance Notes, thereby satisfying those obligations in their entirety.

We have also entered into the following network service participation agreements (each, a “Participation Agreement”) with Endurance Opportunities, pursuant to which we sold an undivided interest in the revenue from certain network service agreements in exchange for the amounts specified in the table below. The Participation Agreements accrue interest at a rate of 16.5% per annum with respect to any payments not made when due. If Endurance Opportunities’ interest in a network service agreement is still outstanding 24 months after the service activation date under the network service agreement, Endurance Opportunities has the option to require us to repurchase all outstanding principal and accrued and unpaid interest and fees due with respect to Endurance Opportunities’ pro rata interest in the network service agreement. The following table outlines the terms of each of the outstanding Participation Agreements as of March 31, 2026:

Date	Original Purchase Amount	Total Payment Obligation	Remaining Principal Amount to be Paid	Final Payment Date
1/1/2024	$236,775	$387,496	$154,814	6/15/2030
6/1/2024	$550,000	$817,821	$366,667	6/1/2029
7/12/2024	$160,000	$237,405	$106,667	7/1/2029
7/12/2024	$155,000	$229,986	$93,242	7/1/2029
7/12/2024	$50,000	$74,189	$34,167	7/1/2029
9/23/2024	$330,000	$488,236	$233,402	10/1/2029
7/7/2025	$278,498	$410,805	$236,723	7/1/2030

Motherlode, LLC Transactions

On April 12, 2024, we entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with Motherlode pursuant to which we agreed to repurchase 250,000 shares of previously outstanding shares of preferred stock held by Motherlode at the original purchase price of $4.00 per share, in exchange for the issuance of a promissory note in favor of Motherlode in the amount of $1.0 million (the “Promissory Note”). The Promissory Note accrues interest at a rate of 6% per annum and has a term of 60 months. As of March 31, 2026, we have paid $463,987 in principal and interest and owe $638,379 in principal and $61,060 in interest under the Promissory Note. The Promissory Note is secured by personal guarantees of Messrs. McDonough, Jones, Josephs and Rubens. Charles Brady and Mark Holt, former directors who resigned from our Board on April 12, 2024, are members of Motherlode.

Pursuant to the Stock Repurchase Agreement, we also agreed pay to Apogee Telecom, Inc. (“Apogee”), all amounts due under (i) a promissory note dated December 6, 2019, in the amount of $800,000; (ii) an installment payment agreement date February 28, 2023, in the amount of $412,742; and (iii) a hardware invoice in the amount of $37,837.80 received on March 7, 2024 (the “Apogee Payments”). We used the loan amount received under the Fixed Rate Loan Agreement to fund the Apogee Payments. Messrs. Brady and Holt were owners of Apogee.

Put-Call Agreement

On August 20, 2024, we entered into a Put-Call Agreement, as amended on August 11, 2025 (the “Put-Call Agreement”), with Baron and Steele Creek Partners LLC (“Steele”) to grant certain put and call rights in connection with our initial public offering (“IPO”). The managing member of Baron and Steele is Mr. McDonough and Mr. Rubens, respectively. Pursuant to the Put-Call Agreement, Baron and Steele were granted the right to sell to us, up to $1.0 million in common stock at a discount of 10% below the IPO price, exercisable for a period of 10 business days following the closing date of the IPO. We were granted the right, exercisable by a majority of our disinterested directors, to purchase up to a maximum of $1.0 million in common stock from each of Baron and Steele at a premium of 10% in excess of the IPO price for a period of 10 business days following the closing date of the IPO. On November 14, 2025, we repurchased 123,456 shares of common stock from each of Baron and Steele, pursuant to the Put-Call Agreement at a price of $8.10 per share, resulting in payments of $1.0 million to each of Baron and Steele.

License Agreement

On August 20, 2024, we entered into the License Agreement with Mr. McDonough, pursuant to which Mr. McDonough granted us an exclusive license to use the tradename “Elauwit” and the service marks, domain names and goodwill associated therewith. As consideration for the License Agreement, we paid Mr. McDonough a one-time fee of $50,000.

Policies and Procedures for Transactions with Related Persons

We have a written policy that provides that our executive officers, directors, beneficial owners of more than 5% of any class of our capital stock, and any members of the immediate family of any of the foregoing persons (a “related party”) are not permitted to enter into a related party transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with a related party in which the related party would have a direct or indirect interest must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances of the transaction available to it, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unrelated third party or to employees under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The written policy requires that, in determining whether to approve or reject a related person transaction, our audit committee must consider, in light of known circumstances, whether the transaction is in or is not inconsistent with, our best interests and those of our stockholders, as our audit committee determines in good faith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership of our common stock by:

●	each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock;
●	each of our directors and director nominees;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

The information in the following table has been presented in accordance with the rules of the SEC. Under such rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown. Except as otherwise indicated, each stockholder named in the table is assumed to have sole voting and investment power with respect to the number of shares listed opposite the stockholder’s name.

The calculations of beneficial ownership in this table are based on 6,619,796 shares of common stock outstanding as of the Record Date.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Shares	%
Executive Officers and Directors:
Daniel McDonough, Jr.(2)	827,059	12.5%
Barry Rubens(3)	675,896	10.2
Taylor Jones(4)	796,926	12.0
Scott Barton(5)	11,437	*
Elbert Gene Basolis Jr.	170,471	2.6
Frederick Berk	63,169	1.0
Leslie Goodman(6)	103,760	1.6
Glenn Josephs	141,388	2.1
David O’Brien(7)	275,170	4.2
Roger Shannon	—	*
Directors and executive officers as a group (13 individuals)	3,152,894	47.6%
5% or Greater Stockholders:
Baron Hunter Group, LLC and Daniel McDonough, Jr.	759,890	11.5%
Steele Creek Partners LLC and Barry Rubens	673,396	10.2
Minotaur Networks, LLC and Taylor Jones	796,852	12.0
Maxim Cerith LLC, Lawrence C. Glassberg and Ritesh Veera(8)	750,000	11.3
Laurence W. Lytton(9)	390,879	5.9

*	Represents less than 1%

(1)	Unless otherwise indicated, the address of each individual is c/o Elauwit Connection, Inc., 1700 Alta Vista Drive, Suite 130, Columbia, SC 29223.

(2)	Includes 759,890 shares of common stock held by Baron and 62,169 shares of common stock held by an entity, both of which Mr. McDonough is the managing member and has sole voting and investment power.

(3)	Includes 673,396 shares of common stock held by Steele, of which Mr. Rubens is the managing member and has sole voting and investment power.

(4)	Includes 796,852 shares of common stock held by Minotaur Networks, LLC, of which Mr. Jones is the managing member and has sole voting and investment power.

(5)	Includes 11,437 shares of common stock held in the name of a trust of which Mr. Barton has sole voting and investment power.

(6)	Includes 103,760 shares of common stock held by an entity of which Mr. Goodman is 1% owner and has shared voting and investment power. Mr. Goodman disclaims beneficial ownership in the shares of common stock held by such entity beyond his 1% ownership.

(7)	Includes 62,169 shares of common stock held by an entity of which Mr. O’Brien holds sole voting and investment power and 213,001 shares of common stock held by an entity, of which Mr. O’Brien is the managing director and holds sole voting and investment power.

(8)	The address of Maxim Cerith LLC is 300 Park Avenue, 16th Floor, New York, NY 10022.

(9)	This information is based on a Schedule 13G filed on December 22, 2025 by Laurence W. Lytton. Mr. Lytton reported sole voting and dispositive power over the shares indicated in the table. Mr. Lytton’s address is 467 Central Park West, New York, NY 10025.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our audit committee has selected and appointed Withum as our independent registered public accounting firm to audit the consolidated financial statements for fiscal 2026, and recommends that stockholders vote for the ratification of this appointment. Withum has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or its subsidiaries that impairs its independence under SEC rules. Notwithstanding its selection of Withum, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in our best interests and the best interests of our stockholders. In the event of a negative vote on ratification, our audit committee will reconsider, but might not change, its selection of an independent registered public accounting firm.

Representatives of Withum are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Recent Change in Auditor

On August 26, 2025, Freed Maxick P.C. (“FM”), following the acquisition of certain assets of FM by Withum, notified us of its resignation as our independent registered public accounting firm, effective immediately (the “Replacement”).

The reports of FM on our financial statements for the fiscal years ended December 31, 2023 and 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph in its report related to our financial statements for the fiscal year ended December 31, 2024 regarding the substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through August 26, 2025, (i) there were no “disagreements,” as defined in Item 304(a)(1)(iv) of Regulation S-K, with FM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of FM, would have caused FM to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such period, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in our internal control over financial reporting as reported to those charged with governance for the fiscal year ended December 31, 2024.

In connection with the Replacement, on August 26, 2025, our audit committee approved the engagement of Withum as our independent registered public accounting firm for fiscal 2025, effective immediately.

During the fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through August 26, 2025, neither the Company nor anyone acting on its behalf consulted with Withum regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Withum concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

We previously provided FM with a copy of above disclosure and requested that FM furnish us with a letter addressed to the SEC stating whether or not it agrees with the statements herein. A copy of such letter, which was dated August 29, 2025, was previously filed as an exhibit to our registration statement on Form S-1 (File No. 333-289964) on August 29, 2025.

As FM was acquired by Withum, we do not expect a representative from FM to be present at the Annual Meeting.

Vote Required

Stockholders can vote FOR, AGAINST or ABSTAIN on Proposal Two.

The majority of the votes cast on this proposal is required to approve Proposal Two.

Recommendation of the Board

The Board recommends a vote FOR Proposal Two.

AUDIT COMMITTEE REPORT

The audit committee has (1) reviewed and discussed with management the audited financial statements fiscal 2025, (2) discussed with Withum, our independent registered public accounting firm for fiscal 2025, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and (3) received the written disclosures and the letter from Withum required by applicable requirements of the PCAOB regarding Withum’s communications with the audit committee concerning independence, and has discussed with Withum its independence. Based upon these discussions and reviews, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2025, and filed with the SEC.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Frederick Berk (Chair)

Leslie Goodman

Roger Shannon

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Summary of Fees

On August 26, 2025, FM, following the acquisition of certain assets of FM by Withum, notified us of the Replacement, effective immediately. In connection with the Replacement, on August 26, 2025, the audit committee approved the engagement of Withum as our independent registered public accounting firm for fiscal 2025, effective immediately. The following table summarizes the aggregate fees billed for professional services rendered to us by Withum and FM for the years ended December 31, 2025 and 2024, respectively.

	(in thousands)
	2025	2024
Audit Fees(1)	$277	$135
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$277	$135

(1)	“Audit Fees” are fees for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2025 and 2024, the reviews of the condensed financial statements included in our Quarterly Report on Form 10-Q, and services normally provided in connection with statutory and regulatory filings, including our Registration Statement on Form S-1 and amendments thereto, comfort letters, consents, and assistance with and review of documents filed with the SEC.
(2)	“Audit-Related Fees” are fees related to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." There were no audit related fees during the years ended December 31, 2025 and 2024.
(3)	“Tax Fees” are fees related to professional services rendered for tax compliance, tax advice, and tax planning. There were no tax fees during the years ended December 31, 2025 and 2024.
(4)	“All Other Fees” are billed for products and services provided other than the services described above. There were no other fees during the years ended December 31, 2025 and 2024.

Pre-Approval Policy

The audit committee has a policy to pre-approve all audit and permissible non-audit services. In its review of non-audit services, the audit committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services, and whether the service may enhance our ability to manage or control risk or improve audit quality. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval and the fees for the services performed to date.

PROPOSAL THREE:
APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING

General

We are asking stockholders for approval to adjourn the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of the Non-Adjournment Proposals if there are not sufficient votes at the time of the Annual Meeting to adopt the Non-Adjournment Proposals or to establish a quorum.

Vote Required

Stockholders can vote FOR, AGAINST or ABSTAIN on Proposal Three.

The majority of the votes cast on this proposal is required for approval of the Adjournment.

Recommendation of the Board

The Board recommends a vote FOR Proposal Three.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws. We have not received any stockholder proposals for consideration at our Annual Meeting. Should any other matter come before the Annual Meeting, the persons named in the proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

Our stockholders may submit proposals for inclusion in the proxy solicitation materials. These proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act in order for a stockholder proposal to be included in our proxy solicitation materials for the 2027 annual meeting of stockholders. The proposal must be delivered in writing to our Secretary at our principal executive office, 1700 Alta Vista Drive, Suite 130, Columbia, South Carolina 29223, by December 25, 2026; provided, however, that if the date of the 2027 annual meeting of stockholders is more than 30 days before or after the first anniversary of the Annual Meeting, notice by the stockholder must be delivered a reasonable time before we print and send our proxy materials for the 2027 annual meeting of stockholders.

Stockholders of record wishing to present proposals at our 2027 annual meeting of stockholders, including any nomination of persons for election to the Board, must provide proper written notice such that the proposal is received by us not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting. This means that the proposal must be delivered in writing to our Secretary at our principal executive office no earlier than February 18, 2027 and no later than March 20, 2027. In the event the date of the 2027 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the Annual Meeting, the proposal must be received by the us not more than 120 days prior to the 2027 annual meeting of stockholders and no later than the close of business on the later of: (i) the 90th day prior to the 2027 annual meeting of stockholders and (ii) the 10th day after the date of the 2027 annual meeting of stockholders is publicly disclosed. Any stockholder proposal must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our bylaws and policies. A stockholder notice to us of any such proposal must include the information required by our bylaws.

To comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no earlier than February 18, 2027 and no later than March 20, 2027. However, if the date of the 2027 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the Annual Meeting, then notice required by Rule 14a-19 must be provided by the later of 60 days before the date of the annual meeting or the 10th day after we first make a public announcement of the date of the annual meeting.

STOCKHOLDER COMMUNICATIONS

Stockholders may send correspondence by mail to the full Board or to individual directors. Stockholders should address correspondence to the Board or individual Board members in care of: Elauwit Connection, Inc., 1700 Alta Vista Drive, Suite 130, Columbia, South Carolina 29223, Attention: Secretary.

All stockholder correspondence will be compiled by our Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy, or similar substantive matters will be forwarded to the Board, the individual director, one of the committees of the Board, or a committee member for review. Correspondence relating to ordinary business affairs or those matters more appropriately addressed by our officers or their designees will be forwarded to those individuals.

By Order of the Board of Directors:

/s/ Daniel McDonough, Jr.
Daniel McDonough,Jr.
Executive Chairman

Columbia, South Carolina
April 24, 2026

For Withhold For All To withhold authority to vote for any All All Except any individual nominee(s), mark “For All Except” and write the number(s of the nominee(s) on the line below. For Against Abstain Elauwit Connection, Inc. 1700 Alta Vista, Suite 130 Columbia, South Carolina 29223 <Shareholder Name> <Shareholder Address1> <Shareholder Address2> <Shareholder Address3> TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: _________________________________________________________________________________________________________________________ THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED. The undersigned hereby appoints Barry Rubens and James Di Bartolo, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.0001 par value per share ("Shares") of Elauwit Connection, Inc. (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD VIRTUALLY AT https://vote.colonialstock.com/ELWT2026 ON JUNE 18, 2026, AT 10:00 A.M., NEW YORK TIME and any adjournment or postponement thereof (THE "MEETING") upon the matters specified and upon such other matters as may be properly brought before the Meeting, and directs that the Shares represented by this Proxy shall be voted as indicated below: 1. Election of Directors Nominees: 1) Leslie Goodman 2) David O’Brien 3) Barry Rubens 2. To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2026 3. To approve any adjournment of the Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal One and/or Proposal Two (the “Non-Adjournment Proposals”) if there are not sufficient votes at the time of the Meeting to adopt any of the Non-Adjournment Proposals or to establish a quorum In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposals 2, and 3. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR proposals 1, 2, and 3. Yes No Please indicate if you plan to attend this meeting. Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing. Signature Date Signature (Joint Owners) Date Voting Instructions You can vote by Internet or Telephone! Instead of mailing your proxy, you may choose one of the three voting options outlined below. VOTE BY INTERNET – https://vote.colonialstock.com/ELWT2026 ▪ You can view the Elauwit Connection, Inc. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 7:00 PM EST on June 17, 2026. You will need the control number at the left in order to do so. ▪ Follow the instructions on the secure website to complete your vote. VOTE BY PHONE – 877-285-8605 ▪ You may vote by phone until 7:00 PM EST on June 17, 2026. ▪ Please have your notice and proxy card in hand when you call. VOTE BY MAIL • If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot to Colonial Stock Transfer, 7840 S 700 E, Sandy, UT 84070. • Votes by mail must be received by June 17, 2026. Control #: 0000 0000 0000